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                          AMENDED AND RESTATED BYLAWS

                                       OF

                          AMERICAN ECOLOGY CORPORATION



                               February 28, 1995

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

                               TABLE OF CONTENTS

                                                                       Page No.
                                                                       --------

ARTICLE I............................................................     3
     OFFICES.........................................................     3
          Section 1     Registered Office............................     3
          Section 2     Other Offices................................     3

ARTICLE II...........................................................     3
     MEETING OF STOCKHOLDERS.........................................     3
          Section 1     Place of Meetings............................     3
          Section 2     Annual Meetings..............................     3
          Section 3     Special Meetings.............................     3
          Section 4     Notice of Meetings...........................     3
          Section 5     Quorum:  Adjournment.........................     4
          Section 6     Proxies and Voting...........................     4
          Section 7     Stock List...................................     4
          Section 8     Actions by Stockholders......................     5
          Section 9     Written Consents.............................     5

ARTICLE III..........................................................     6
     BOARD OF DIRECTORS..............................................     6
          Section 1     Duties and Powers............................     6
          Section 2     Number and Term of Office....................     6
          Section 3     Chairman of the Board........................     6
          Section 4     Vacancies....................................     7
          Section 5     Meetings.....................................     7
          Section 6     Quorum.......................................     7
          Section 7     Actions of Board Without a Meeting...........     7
          Section 8     Meetings by Means of Conference Telephone....     7
          Section 10    Compensation.................................     8
          Section 11    Removal......................................     8

ARTICLE IV...........................................................     9
     OFFICERS........................................................     9
          Section 1     General......................................     9
          Section 2     Election:  Term of Office....................     9
          Section 3     Chief Executive Officer......................     9
          Section 4     President....................................     9
          Section 5     Vice President-Finance.......................    10
          Section 6     Vice Presidents..............................    10
          Section 7     Treasurer....................................    10
          Section 8     Secretary....................................    10

                                      (i)


          Section 9     Assistant Treasurer..........................    11
          Section 10    Assistant Secretaries........................    11
          Section 11    Other Officers...............................    11
          Section 12    Voting Securities Owned by the Corporation...    11

ARTICLE V............................................................    11
     STOCK...........................................................    11
          Section 1     Form of Certificates.........................    11
          Section 2     Signatures...................................    12
          Section 3     Lost Certificates............................    12
          Section 4     Transfers....................................    12
          Section 5     Record Date..................................    12
          Section 6     Beneficial Owners............................    12

ARTICLE VI...........................................................    13
     NOTICES.........................................................    13
          Section 1     Notices......................................    13
          Section 2     Waiver of Notice.............................    13

ARTICLE VII..........................................................    13
     GENERAL PROVISIONS..............................................    13
          Section 1     Dividends....................................    13
          Section 2     Disbursements................................    13
          Section 3     Corporation Seal.............................    13

ARTICLE VIII.........................................................    14
     AMENDMENTS......................................................    14

                                     (ii)

                          AMENDED AND RESTATED BYLAWS
                                       OF
                          AMERICAN ECOLOGY CORPORATION
                     (hereinafter called the "Corporation")


                                   ARTICLE I

                                    OFFICES

     Section 1 Registered Office. The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.

     Section 2 Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine.

                                   ARTICLE II

                            MEETING OF STOCKHOLDERS

     Section 1 Place of Meetings. Meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

     Section 2 Annual Meetings. The Annual Meetings of Stockholders shall be held on the third Saturday of May of each year at 10:00 a.m. or at such other date and time as may be designated by the Board of Directors; provided, however, that should said day fall upon a legal holiday, the annual meeting of stockholders shall be held at the same time on the next day thereafter ensuing which is a full business day. At each annual meeting directors shall be elected, and any other proper business may be transacted.

     Section 3 Special Meetings. Special meetings of the stockholders, for any purpose or purposes prescribed in the notice of the meeting, may be called by the Board of Directors pursuant to a resolution adopted by a majority of the directors then in office, and shall be held at such place, on such date, and at such time as the resolution shall fix. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice of the meeting.

     Section 4 Notice of Meetings. Written notice of the place, date, and time of all meetings of the stockholders shall be given, not less than ten (10) nor more than sixty (60) days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting, except as otherwise provided herein or as required from time to time by the Delaware General Corporation Law or the Certificate of Incorporation.

     Section 5 Quorum: Adjournment. At any meeting of the stockholders, the holders of a majority of all of the shares of the stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by law or the Certificate of Incorporation. If a quorum shall fail to attend any meeting, the chairman of the meeting or the holders of a majority of the shares of stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, date, or time without notice other than announcement at the meeting, until a quorum shall be present or represented.

     When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided however, that if the date of any adjourned meeting is more than thirty (30) days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date, and time of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

     Section 6 Proxies and Voting. At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing filed in accordance with the procedure established for the meeting.

     Each stockholder shall have one vote for every share of stock entitled to vote which is registered in his name on the record date for the meeting, except as otherwise provided herein or required by law or the Certificate of Incorporation.

     All voting, except where otherwise provided herein or required by law or the Certificate of Incorporation, may be by a voice vote; provided, however, that upon demand therefor by a stockholder entitled to vote or such stockholder's proxy, a stock vote shall be taken. Every stock vote shall be taken by ballots, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting. Every vote taken by ballots shall be counted by an inspector or inspectors appointed by the chairman of the meeting.

     Except as otherwise required by law or the Certificate of Incorporation, all matters shall be determined by a majority of the votes cast.

     Section 7 Stock List. A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in such stockholder's name, shall be open to the examination of any such stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held.

     The stock list shall also be kept at the place of the meeting during the whole time thereof and shall be open to the examination of any such stockholder who is present. This list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

     Section 8 Actions by Stockholders. Unless otherwise provided in the Certificate of Incorporation, any action required to be taken at any annual or special meetings of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

     Section 9 Written Consents. In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by
the Board of Directors.   Any stockholder of record seeking to have the
stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within ten (10) days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors within ten (10) days after the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or any officer or agent of the Corporation having custody of the book in which proceedings of stockholders meetings are recorded. Delivery shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

     In the event of the delivery to the Corporation of a written consent or consents purporting to authorize or take corporate action and/or related revocations (each such written consent and related revocation is referred to in this paragraph as a "Consent"), the Secretary of the Corporation shall provide for the safe-keeping of such Consents and shall conduct such reasonable investigation as he deems necessary or appropriate of the purpose of ascertaining the validity of such consent and all matters incident thereto, including, without limitation, whether stockholders having the requisite voting power to authorize or take the action specified in the Consent have given consent; provided, however, that if the corporate action to which the Consent relates is the removal or replacement of one or more members of the Board of Directors, the Secretary of the Corporation shall designate two persons, who shall not be members of the Board of Directors or officers or employees of the Corporation, to serve as Inspectors with respect to such Consent and such Inspectors shall discharge the functions of the Secretary of the Corporation under this paragraph. If after such investigation the Secretary or the Inspectors (as the case may be) shall determine that the Consent is valid, that fact shall be certified on the records of the Corporation for the purpose of recording the proceedings of meetings of the stockholders, and the Consent shall be filed with such records, at which time the Consent shall become effective as stockholder action.

     In conducting the investigation required by this Section 9, the Secretary or the Inspectors (as the case may be) may, but are not required to (a) at the expense of the Company, retain any necessary or appropriate to assist them and
(b) allow any officers and representatives of the Company, stockholders soliciting consents or revocations, and any other interested parties to propose challenges and pose questions relating to the preliminary results of such investigation following the availability of such preliminary results.

                                  ARTICLE III

                               BOARD OF DIRECTORS


     Section 1 Duties and Powers. The business of the Corporation shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

     Section 2 Number and Term of Office. The Board of Directors shall consist of not less than five (5) nor more than nine (9) members. Such set number of directors or the limits herein set forth may be changed from time to time by resolution of the Board of Directors or the stockholders, except as otherwise provided by law or the Certificate of Incorporation. Except as provided in Sections 3 and 4 of this Article, directors shall be elected by the holders of record at Annual Meetings of Stockholders, and each director so elected shall hold office until the next Annual Meeting and until his or her successor is duly elected and qualified, or until his or her earlier resignation or removal. Any director may resign at any time upon written notice to the Corporation. Directors need not be stockholders.

     Section 3 Chairman of the Board. The Board of Directors at its first meeting held after each Annual Meeting of Stockholders, or thereafter, may designate one of its members as Chairman of the Board to serve for the ensuing year or until his successor is designated. The Chairman of the Board, if any, shall preside at all meetings of the stockholders and the Board of Directors in the event that the Chief Executive Officer of the Company is not a director and able to perform such functions. The Chairman of the Board shall have such duties and powers as may be prescribed by the Board of Directors or Chief Executive Officer from time to time but shall not have executive duties or responsibilities.

     Section 4 Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director or by the stockholders entitled to vote at any Annual or Special Meeting held in accordance with Article II, and the directors so chosen shall hold office until the next Annual or Special Meeting duly called for that purpose and until their successors are duly elected and qualified, or until their earlier resignation or removal.

     Section 5 Meetings. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware. The first meeting of each newly-elected Board of Directors shall be held immediately following the Annual Meeting of Stockholders and no notice of such meeting shall be necessary to be given the newly-elected directors in order legally to constitute the meeting, provided a quorum shall be present. Regular meetings of the Board of Directors may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by the Chief Executive Officer, the President or a majority of the directors then in office. Notice thereof stating the place, date and hour of the meeting shall be given to each director either by mail not less than forty-eight (48) hours before date of the meeting, b telephone, telegram or telecopy on twenty-four (24) hours' notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances. Meetings may be held at any time without notice if all the directors are present or if all those not present waive such notice in accordance with Section 2 of the Article VI of these Bylaws.

     Section 6 Quorum. Except as may be otherwise specifically provided by law, the Certificate of Incorporation or these Bylaws, at all meetings of the Board of Directors, a majority of the directors then in office shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     Section 7 Actions of Board Without a Meeting. Unless otherwise provided by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

     Section 8 Meetings by Means of Conference Telephone. Unless otherwise provided by the Certificate of Incorporation or these Bylaws, members of the Board of Directors of the

Corporation, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can have each other, and participation in a meeting pursuant to this Section 8 shall constitute presence in person at such meeting.

     Section 9 Committees. The Board of Directors may, by resolution passed by a majority of the directors then in office, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not such members constitute a quorum, may unanimously appoint another member of he Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any committee, to the extent allowed by law and provided in the Bylaws or resolution establishing such committee, shall have an may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Each committee shall keep regular minutes and report to the Board of Directors when required.

     Section 10 Compensation. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors or a stated salary as a director. The directors may also be compensated in such other manner as determined by the Board of Directors. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed compensation for attending committee meetings as determined by the Board of Directors.

     Section 11 Removal. Unless otherwise restricted by the Certificate of Incorporation or Bylaws, any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of shares entitled to vote at an election of directors.

                                  ARTICLE IV

                                   OFFICERS

          Section 1 General. The officers of the Corporation shall be appointed by the Board of Directors and shall be a Chief Executive Officer, a President, a Vice President-Finance, one or more other Vice Presidents, a Treasurer, and a Secretary. The Board of Directors may also choose one or more assistant secretaries and assistant treasurers, and such other officers and agents as the Board of Directors, in its sole discretion , shall deem necessary or appropriate from time to time. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these Bylaws otherwise provide.

          Section 2 Election: Term of Office. The Board of Directors at its first meeting held after each Annual Meeting of Stockholders shall elect a Chief Executive Officer, a President, a Vice President-Finance, a Treasurer and a Secretary and may also elect at that meeting or any other meeting, such other officers and agents as it shall deem necessary or appropriate. Each officer of the Corporation shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors together with the powers and duties customarily exercised by such officer; and each officer of the Corporation shall hold office until such officer's successor is elected and qualified or until such officer's earlier resignation or removal. Any officer may resign at any time upon written notice to the Corporation. The Board of Directors may at any time, with or without cause, by the affirmative vote of a majority of directors then in office, remove any officer. Such removal shall be without prejudice to and shall not diminish such officer's contractual rights, if any.

          Section 3 Chief Executive Officer. The Chief Executive Officer of the Corporation shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. Subject to the powers of the Board of Directors, the Chief Executive Officer shall have general executive charge, management and control of the properties and operations of the Corporation with all such powers with respect to such properties and operations as may be reasonably incident to such responsibilities. The Chief Executive Officer, if a director, shall preside at all meetings of stockholders and the Board of Directors. The Chief Executive Officer shall possess the power to execute all bonds, mortgages, certificates, contracts and other instruments except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. The Chief Executive Officer shall have and exercise such further powers and duties as may be specifically delegated to or vested in the Chief Executive Officer from time to time by these Bylaws or the Board of Directors.

          Section 4 President. The President shall be the Chief Operating Officer of the Corporation and shall have general and active charge of the operations of the Corporation, subject to the powers of the Board of Directors and the Chief Executive Officer. Subject to the powers and direction of the Chief Executive Officer, the President shall possess the power to execute all bonds, mortgages, certificates, contracts and other instruments except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. In the absence of the Chief Executive Officer, or in the event of his inability or refusal to act, the President shall perform the duties of the Chief Executive Officer, and when so acting, shall have and exercise such further powers and duties as the Board of Directors or the Chief Executive Officer may from time to time prescribe.

          Section 5 Vice President-Finance. The Vice President-Finance shall be the chief financial officer of the Corporation and shall have responsibility for all financial operations of the Corporation. The Vice President-Finance shall oversee the Treasurer and any Assistant Treasurers, and the Treasurer and any Assistant Treasurers shall report to the Vice President-Finance. The Vice President-Finance shall have an exercise such further powers and duties as the Board of Directors or the Chief Executive Officer may from time to time prescribe.

          Section 6 Vice Presidents. In addition to the Vice President-Finance, the Board of Directors may elect such other Vice President as it shall from time to time deem necessary or appropriate. Each Vice President shall have and perform such powers and duties as the Board of Directors, the Chief Executive Officer, or the President may from time to time prescribe.

          Section 7 Treasurer. Subject to the oversight of the Vice President-Finance, the Treasurer shall have the custody of the corporate funds and securities and shall keep complete and accurate accounts of all receipts and disbursements of the Corporation, and shall deposit all monies and other valuable effects of the Corporation in its name and to its credit in such banks and other depositories as may be designated from time to time by the Board of Directors. The Treasurer shall disburse the funds of the Corporation, taking proper vouchers and receipts for such disbursements, and shall render to the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation. The Treasurer shall have such other powers and perform such other duties as the Board of Directors, the Chief Executive Officer or the Vice President-Finance shall from time to time prescribe.

          Section 8 Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of stockholders and record all the proceedings thereat in a book or books to be kept for that purpose; the Secretary shall also perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of al meetings of the stockholders and special meetings of the Board of Directors, and shall have and exercise such further powers and duties as may be prescribed by the Board of Directors or the Chief Executive Officer. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the stockholders and special meetings of the Board of Directors, and if there be no Assistant Secretary, then either the Board of Directors or the Chief Executive Officer may choose another officer to cause such notice to be given. The Secretary shall have custody of the seal of the Corporation and the Secretary or any Assistant Secretary, if there by one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature. The Secretary shall see that all books, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.

          Section 9 Assistant Treasurer. Except as may be otherwise provided in these Bylaws, Assistant Treasurers, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the Chief Executive Officer, the Vice President-Finance or the Treasurer, and shall have the authority to perform all functions of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions of the Treasurer.

          Section 10 Assistant Secretaries. Except as may be otherwise provided in these Bylaws, Assistant Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the Chief Executive Officer or the Secretary, and shall have the authority to perform all functions of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.

          Section 11 Other Officers. Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

          Section 12 Voting Securities Owned by the Corporation. Powers of attorney, proxies, waives of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chief Executive Officer, the President, the Vie President-Finance, any other Vice President or the Secretary and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

                                   ARTICLE V

                                     STOCK

          Section 1 Form of Certificates. Every holder of stock in the Corporation shall be entitled to have a certificate signed, in the name of the Corporation (i) by the Chief Executive Officer, the President or a Vice President and (ii) the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by such holder in the Corporation.

          Section 2 Signatures. Any or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has ben placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

          Section 3 Lost Certificates. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or such owner's legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

          Section 4 Transfers. Stock of the Corporation shall be transferable in the manner prescribed by law and in these Bylaws. Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate or by such person's attorney lawfully constituted in writing and upon the surrender of the certificate therefor, which shall be cancelled before a new certificate shall be issued.

          Section 5 Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

          Section 6 Beneficial Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

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                                  ARTICLE VI

                                    NOTICES

          Section 1 Notices. Whenever written notice is required by law, the Certificate of Incorporation or these Bylaws, to be given to any director, member of a committee or stockholder, such notice may be given by mail, addressed to such director, member of a committee or stockholder, at such person's address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when
the same shall be deposited in the United States mail.   Written notice may also
be given personally or by telegram, telex, telecopy or cable and such notice shall be deemed to be given at the time of receipt thereof, if given personally, and at the time of transmission thereof if given by telegram, telex, telecopy or cable.

          Section 2 Waiver of Notice. Whenever any notice is required by law, the Certificate of Incorporation or these Bylaws to be given to any director, member of a committee or stockholder, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to notice.

                                  ARTICLE VII

                               GENERAL PROVISIONS

          Section 1 Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting or by any committee of the Board of Directors having such authority at any meeting thereof, and may be paid in cash, in property, in shares of the capital stock or in any combination thereof. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

          Section 2 Disbursements. All notes, checks, drafts and orders for the payment of money issued by the Corporation shall be signed in the name of the Corporation by such officers or such other persons as the Board of Directors may from time to time designate.

          Section 3 Corporation Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

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                                 ARTICLE VIII

                                  AMENDMENTS

          These Bylaws may be altered, amended or repealed and new Bylaws may be adopted at any meeting of the Board of Directors or of the stockholders, provided notice of the proposed change was given in the notice of the meeting.

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